EXHIBIT 10.6
LEASE
between
Glenborough Fund IX LLC
“Landlord”
AND
Optelecom, Inc.
“Tenant”
Property Name: Cloverleaf Center II
Address: 12920 Cloverleaf Center Drive, Germantown, MD
Dated: September 17, 2002

TABLE OF CONTENTS

1. LEASE OF PREMISES	1

2. DEFINITIONS	1

3. EXHIBITS AND ADDENDA	3

4. DELIVERY OF POSSESSION	3

5. INTENDED USE OF THE PREMISES	3

6. RENT	3
6.1. Payment of Rent	3
6.2. Intentionally omitted	3
6.3. Additional Rent for Operating Expenses, Real Property Taxes and Insurance Costs	3
6.4. Definitions	4
6.5. Determination and Payment of Operating Expenses, Real Property Taxes and Insurance Costs	5
6.6. Definition of Rent	6
6.7. Taxes on Tenant’s Use and Occupancy	6
6.8. Net Lease	6

7. LATE CHARGES	6

8. SECURITY DEPOSIT	6

9. TENANT’S USE OF THE PREMISES	7
9.1. Use	7
9.2. Observance of Law	7
9.3. Insurance	7
9.4. Nuisance and Waste	7
9.5. Load and Equipment Limits	7
9.6. Hazardous Material	7
9.7. Use of Common Area	8

10. SERVICES AND UTILITIES	9

11. REPAIRS AND MAINTENANCE	9
11.1. Landlord’s Obligations	9
11.2. Tenant’s Obligations	9
11.3. Compliance with Law	10
11.4. Notice of Defect	10
11.5. Landlord’s Liability	10

12. CONSTRUCTION, ALTERATIONS AND ADDITIONS	10
12.1. Landlord’s Construction Obligations	10
12.2. Tenant’s Construction Obligations	10
12.3. Tenant’s Alterations and Additions	10
12.4. Payment	10
12.5. Property of Landlord	10

13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY	10
13.1. Leasehold Improvements	10
13.2. Tenant’s Property	11

14. INDEMNIFICATION	11
14.1. Tenant Indemnification	11
14.2. Landlord Not Liable	11

15. TENANT’S INSURANCE	11
15.1. Insurance Requirement	11
15.2. Minimum Scope of Coverage	12
15.3. Minimum Limits of Insurance	12
15.4. Deductible and Self-Insured Retention	12
15.5. Increases in Insurance Policy Limits	12
15.6. Waiver of Subrogation	12
15.7. Landlord’s Right to Obtain Insurance for Tenant	12

16 DAMAGE OR DESTRUCTION	13
16.1. Damage	13
16.2. Repair of Premises in Excess of One Hundred Eighty Days	13
16.3. Repair Outside Premises	13
16.4. Tenant Repair	13
16.5. Election Not to Perform Landlord’s Work	13
16.6. Express Agreement	13

17 EMINENT DOMAIN	13
17.1. Whole Taking	13
17.2. PartialTaking	14

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17.3. Proceeds	14
17.4. Landlord’s Restoration	14

18. ASSIGNMENT AND SUBLETTING	14
18.1. No Assignment or Subletting	14
18.2. Landlord’s Consent	14
18.3. Tenant Remains Responsible	15
18.4. Conversion to a Limited Liability Entity	15
18.5. Payment of Fees	16

19. DEFAULT	16
19.1. Tenant’s Default	16
19.2. Landlord Remedies	16
19.3. Damages Recoverable	17
19.4. Landlord’s Right to Cure Tenant’s Default	17
19.5. Landlord’s Default	17
19.6. Mortgagee Protection	18
19.7. Tenant’s Right to Cure Landlord’s Default	18

20. WAIVER	18

21. SUBORDINATION AND ATTORNMENT	18

22. TENANT ESTOPPEL CERTIFICATES	18
22.1. Landlord Request for Estoppel Certificate	18
22.2. Failure to Execute	19

23. NOTICE	19

24. TRANSFER OF LANDLORD’S INTEREST	19

25. SURRENDER OF PREMISES	19
25.1. Clean and Same Condition	19
25.2. Failure to Deliver Possession	19
25.3. Property Abandoned	19

26. HOLDING OVER	19

27. RULES AND REGULATIONS	19

28. CERTAIN RIGHTS RESERVED BY LANDLORD	20
28.1. Name	20
28.2. Signage	20
28.3. Access	20
28.4. Physical Changes	20
28.5. Inspection	20
28.6. Entry	20
28.7. Common Area Regulation	20

29. ADVERTISEMENTS AND SIGNS	20

30. RELOCATION OF PREMISES	20

Intentionally omitted	20

31. GOVERNMENT ENERGY OR UTILITY CONTROLS	20

32. FORCE MAJEURE	20

33. BROKERAGE FEES	21

34. QUIET ENJOYMENT	21

35. INTENTIONALLY OMITTED	21

MISCELLANEOUS	21
36.1. Accord and Satisfaction; Allocation of Payments	21
36.2. Addenda	21
36.3. Attorneys’ Fees	21
36.4. Captions and Section Numbers	21
36.5. Changes Requested by Lender	21
36.6. Choice of Law	21
36.7. Consent	21
36.8. Authority	21
36.9. Waiver of Right to Jury Trial	21
36.10. Counterparts	22
36.11. Execution of Lease; No Option	22
36.12. Furnishing of Financial Statements; Tenant’s Representations	22
36.13. Further Assurances	22
36.14. Prior Agreements; Amendments	22
36.15. Recording	22
36.16. Severability	22
36.17. Successors and Assigns	22
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36.18. Time Is of the Essence	22
36.19. Multiple Parties	22
36.20. Consent to Press Release	22

iii

LEASE
This lease between Glenborough Fund IX LLC, a Delaware limited liability company (herein Landlord), and Optelecom, Inc., a Delaware corporation (herein Tenant), is dated for reference purposes only as of this 17th day of September 2002.
1. LEASE OF PREMISES.
In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit “A”, and further described in Section 2.13. The Premises consist of the entirety of the Building as described in Section 2.13 hereinbelow and Project (as described in Sections 2.13. and 2.14.). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.4.). This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises is located or to airspace, interior or exterior, above the ceiling of the Building.
2. DEFINITIONS.
As used in this Lease the following terms shall have the following meanings:
2.1.	Intentionally omitted.

2.2.	ANNUAL BASE RENT:

$454,500.00	beginning	11/1/02	ending	1/31/04
$468,135.00	beginning	2/1/04	ending	1/31/05
$482,179.05	beginning	2/1/05	ending	1/31/06
$496,644.42	beginning	2/1/06	ending	1/31/07
$511,543.75	beginning	2/1/07	ending	1/31/08
$526,890.07	beginning	2/1/08	ending	1/31/09
$542,696.77	beginning	2/1/09	ending	1/31/10
$558,977.67	beginning	2/1/10	ending	1/31/11
$575,747.00	beginning	2/1/11	ending	1/31/12
$593,019.41	beginning	2/1/12	ending	1/31/13
$610,809.99	beginning	2/1/13	ending	8/31/13
Notwithstanding anything herein to the contrary, Tenant’s Base Rent shall be abated for the period commencing November 1, 2002 up to and including January 31, 2003. Notwithstanding the foregoing, Tenant’s Base Rent shall be abated by $6,312.50 per month for the period beginning February 1, 2003 up to and including January 31, 2004. Nothing herein shall be construed to abate any Additional Rent or other sums due under the Lease.

2.3.	COMMENCEMENT DATE: November 1, 2002. If the Commencement Date is other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

2.4.	COMMON AREA: The building parking areas, landscaped areas and other generally understood public or common area.

2.5.	EXPIRATION DATE: August 31, 2013, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.6.	Intentionally omitted.

2.7.	LANDLORD’S ADDRESS FOR NOTICE:
c/o Glenborough Realty Trust Incorporated
400 South El Camino Real, Suite 1100
San Mateo, California 94402-1708
ATTN: Legal Department
RENT PAYMENT ADDRESS:
Glenborough Fund IX, LLC
c/o Glenborough Realty Trust Incorporated
11400 Rockville Pike, Suite C-10
Rockville, MD 20852
TENANT’S MAILING ADDRESS:
Optelecom, Inc.
12920 Cloverleaf Center Drive
Germantown, Maryland 20876

2.8.	LISTING AND LEASING AGENT(S): CB Richard Ellis, Spaulding & Slye.

2.9.	MONTHLY INSTALLMENTS OF BASE RENT:

$37,875.00	beginning	11/1/02	ending	1/31/04
$39,011.25	beginning	2/1/04	ending	1/31/05
$40,181.59	beginning	2/1/05	ending	1/31/06
$41,387.04	beginning	2/1/06	ending	1/31/07
$42,628.65	beginning	2/1/07	ending	1/31/08
$43,907.51	beginning	2/1/08	ending	1/31/09
$45,224.73	beginning	2/1/09	ending	1/31/10
$46,581.47	beginning	2/1/10	ending	1/31/11
$47,978.92	beginning	2/1/11	ending	1/31/12
$49,418.28	beginning	2/1/12	ending	1/31/13
$50,900.83	beginning	2/1/13	ending	8/31/13
Notwithstanding anything herein to the contrary, Tenant’s Base Rent shall be abated for the period commencing November 1, 2002 up to and including January 31, 2003. Notwithstanding the foregoing, Tenant’s Base Rent shall be abated by $6,312.50 per month for the period beginning February 1, 2003 up to and including January 31, 2004. Nothing herein shall be construed to abate any Additional Rent or other sums due under the Lease.

2.10.	NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.

2.11.	ESTIMATED OPERATING EXPENSES, REAL PROPERTY TAXES INSURANCE COSTS (Section 6.3.): During the first calendar year of the Lease Term, Landlord’s estimate of Operating Expenses, Real Property Taxes and Insurance Costs is $0.15 per square foot of Usable Area per month.

2.12.	PARKING: Tenant shall be entitled to the nonexclusive use of 3.6 parking spaces per 1,000 square feet leased located on the Property. The charge for parking shall be $0.00 per month per parking space. Notwithstanding anything herein to the contrary, Tenant shall be entitled to the exclusive use of up to fourteen (14) of the above referenced parking spaces which shall be reserved for Tenant’s use, and shall be located in the lot closest to the Building at no charge. Landlord shall have no obligation to police the reserved spaces, and Tenant hereby waives any claims, causes of action, damages, etc. arising from any failure of Landlord to police such spaces. All signage designating such spaces as reserved shall be of the Project standard and shall be at Tenant’s cost.

2.13.	PREMISES: That portion of the Building containing approximately 30,000 square feet of Usable Area (consisting of 30,000 square feet of office space and 0 square feet of warehouse space), shown by diagonal lines on Exhibit “A”, located at 12920 Cloverleaf Center Drive, Germantown, MD. For purposes of this Lease, the Premises is deemed to contain approximately 30,000 square feet of Usable Area.

2.14.	PROJECT: The building of which the Premises are a part (the Building) and any other buildings or improvements on the real property (the Property) located at 12910, l2920 and 12930 Cloverleaf Center Drive, Germantown, Maryland further described at Exhibit “B”.

2.15.	SECURITY DEPOSIT (Section 8.): $255,025.00. Such amount shall be reduced pursuant to Section 41. herein. In no event will the Security Deposit be reduced below $50,900.83.

2.16.	STATE: The State of Maryland.

2.17.	Intentionally omitted.

2.18.	TENANT’S PROPORTIONATE SHARE: 37.4% Such share is a fraction, the numerator of which is the Usable Area of the Premises, and the denominator of which is the Usable Area of the Project, as determined by Landlord from time to time. The Project consists of one building(s), and, for purposes of this Lease, the building(s) are deemed to contain approximately 80,200 square feet of Usable Area.

2.19.	TENANT’S USE (Section 9.): Office and light manufacturing and assembly of fiber optic systems and any related ancillary functions.

2.20.	TERM: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

2.21.	USABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.
3. EXHIBITS AND ADDENDA.
The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

3.1.	Exhibit A — Floor Plan showing the Premises.
3.2.	Exhibit B — Site Plan of the Project.
3.3.	Exhibit C — Building Standard Tenant Improvements.
3.4.	Exhibit D — Work Letter and Drawings.
3.5.	Exhibit E — Rules and Regulations.
3.6.	Exhibit F — Intentionally omitted.
Addenda: Attached hereto and made a part of this Lease by reference are Sections 37., 38., 39., 40 and 41.
4. DELIVERY OF POSSESSION.
If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended. Delivery of possession shall be deemed to occur on the later of the execution of the Lease or November 1, 2002 If Landlord permits Tenant to enter into possession of the Premises before the Commencement Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing).
Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”, unless written exception is set forth thereon, and (b) that Tenant accepts the Premises. Tenant’s failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “D”.
In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord’s Work pursuant to Exhibit “D”, loss of rental income, attorneys’ fees and costs, and any other damages for breach of this Lease established by Landlord.
5. INTENDED USE OF THE PREMISES.
The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant’s taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use.
6. RENT.
     6.1. Payment of Rent. Tenant shall pay Rent for the Premises. Monthly Installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.7., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.
     6.2. Intentionally omitted.
     6.3. Additional Rent for Operating Expenses, Real Property Taxes and Insurance Costs. Tenant shall pay Tenant’s Proportionate Share of Operating Expenses, Real Property Taxes and Insurance Costs (hereinafter sometimes together referred to as Direct Costs) based on the percentages set forth in Section 2.18. Tenant’s Proportionate Share of Direct Costs shall be deemed Additional Rent.

     6.4. Definitions. As used in this Section 6.4., the following terms shall have the following meanings:
     6.4.1. Operating Expenses. The term Operating Expenses shall mean all costs and expenses of every kind and nature, paid or incurred by Landlord, because of or in connection with the management, operations, protection, replacement, repair, , maintenance or occupation of the Building, Project and such additional facilities and personal property as Landlord may determine to be necessary or beneficial; including, without limiting the generality of the foregoing: (a) maintenance, repair, cleaning, painting and the cost of replacement of the structural parts of the Building (including the roof, foundation, floor slab and load bearing walls) amortized over the useful life of such replacement, and the exterior surfaces of the Building; (b) the amortized cost of capital improvements constructed to comply with any law not in effect or applicable to the Building or Project as of the Commencement Date; (c) the amortized cost to upgrade the efficiency or capacity of Building telecommunication lines and systems if responsibility therefor is assumed by Landlord as discussed in Section 35. hereof; (d) modification of existing or construction of additional capital improvements or building service equipment which are designed to reduce the consumption of utilities or services or the Operating Expenses of the Building or Project and replacement of capital improvements or building service equipment existing as of the Commencement Date when required because of normal wear and tear or obsolescence; (e) Common Area electric, gas and water, plumbing and sewage, the parking area, the lighting fixtures, directional signs, the irrigation systems and all landscaping of the Building or Project, snow and ice removal and fire safety equipment service; (f) reasonable attorneys’ fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State, provided that such costs may be passed through only to the extent applicable to Project utility costs (as opposed to such costs imposed with respect to Tenant’s utility usage within the Building); (g) the cost of compliance with all applicable laws and any covenants, conditions or restrictions (including payment of charges assessed pursuant thereto) but not the cost of any penalties due to failure by Landlord to comply; (h) reasonable auditing, accounting, legal and other outside services; (i) depreciation or rental of maintenance and operating machinery and equipment; (j) that portion of all compensation and payroll (including benefits and premiums for worker’s compensation and other insurance) paid to or for the benefit of Landlord’s employees involved in the performance of work described in this subsection which is allocable to the Building or Project; (k) supplies and materials consumed in connection with the Building or Project; (l) a management fee; (m) maintenance, repair and replacement of any intrabuilding cabling network (ICN), if any; and (n) any other cost or expense which would be deductible business expense for Federal Income Tax purposes.
     Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) costs of capital improvements (except as otherwise set forth above and except any improvements that might be deemed “capital improvements” related to the enhancement or upgrade of the ICN and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord’s late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys’ fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Building or Project; and (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project.
     6.4.2. Real Property Taxes. As used herein, the term Real Property Taxes shall include every form of tax (other than general net income or estate taxes of Landlord), charge, levy, assessment, fee, license fee, service fee (including, without limitation, those based on commercial rentals, energy or environmental grounds as well as any increase due to reassessment or escape assessment whether caused by sale or lease of the Premises, Building or Project or otherwise), ordinary or extraordinary, imposed by any authority having direct or indirect power to tax, including, without limitation, any city, county, state or federal government or quasi-government entity or any improvement utility, beautification or similar district against any legal or equitable interest of Landlord in, or against Landlord’s right to rent, the Premises or the Building, and any such tax, charge, levy, assessment or fee imposed, in addition to or in substitution for any tax previously included within the definition of real property tax, partially or totally, whether or not foreseeable or now within the contemplation of the parties provided that all separately identifiable real property taxes attributable solely to Tenant’s business or Tenant’s improvements which are valued at an amount in excess of the Building standard improvements, shall be paid entirely by

Tenant, and not prorated with other tenants of the Building or Project. Tenant’s obligation to pay its share of the assessments, as provided in this Section 6.4.2., shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to be paid in installments, even if Landlord pays the assessment in full. Real Property Taxes for each tax year shall be apportioned to determine the Real Property Taxes for the subject calendar years.
     Landlord, at Landlord’s sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant’s Proportionate Share of all costs reasonably incurred by Landlord in connection with the contest.
     6.4.3. Insurance Costs. The term Insurance Costs shall mean all costs and expenses paid or incurred by Landlord to obtain and keep in force during the Term of this Lease policies of insurance providing coverage for (a) Commercial General Liability; (b) loss of or damage to the Building or Project in such amount or percentage of replacement value as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical condition of the Building or Project and the availability of such insurance at reasonable rates; and (c) loss of rental income for a period of one year, which insurance shall also cover all Real Property Taxes and Insurance Costs for the same period. Such policies shall provide protection against all perils included with the classification of fire, extended coverage, vandalism, malicious mischief, special perils (all risk), sprinkler leakage, and other perils which Landlord deems necessary.
     6.5. Determination and Payment of Operating Expenses, Real Property Taxes and Insurance Costs. Tenant’s Proportionate Share of Operating Expenses, Real Property Taxes and Insurance Costs shall be paid as follows:
     6.5.1. Monthly Estimate. On or before the last day of each December during the Term of the Lease or any extended period thereof, Landlord shall deliver to Tenant a written statement showing in reasonable detail Landlord’s projected Direct Costs for the ensuing calendar year. During the ensuing calendar year, Tenant shall pay Tenant’s Proportionate Share of estimated Direct Costs in advance in equal monthly installments pursuant to the same provisions as Monthly Installments of Base Rent. If during the course of any calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord’s revised estimate of Direct Costs; whereupon payments of Tenant’s Proportionate Share of estimated Direct Costs shall be adjusted and thereafter paid on the basis of Landlord’s revised estimate. Neither Landlord’s failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord’s right to any Rent adjustment provided for herein.
     6.5.2. Annual Reconciliation. On or before the first day of each April during the Term of this Lease or any extended period thereof, Landlord shall furnish to Tenant a written statement of reconciliation (Reconciliation) showing in reasonable detail Landlord’s actual Direct Costs for the preceding calendar year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) business days of receipt of such Reconciliation to the end that Landlord shall receive the entire amount of Tenant’s Proportionate Share of Direct Costs for the preceding year and no more. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant within 45 days. Neither Landlord’s failure to deliver nor late delivery of such Reconciliation to Tenant shall constitute a default by Landlord or operate as a waiver of Landlord’s right to collect all Additional Rent or sums due hereunder. Tenant agrees that no written request of such Reconciliation shall be made until the Reconciliation for such period shall be due.
     6.5.3. Tenant’s Inspection of Reconciliation Accounting Records. So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant’s request is given to Landlord within forty-five days after Tenant’s receipt of the Reconciliation, Tenant may inspect Landlord’s Reconciliation accounting records relating to Direct Costs at Landlord’s corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord’s receipt of Tenant’s Notice, unless such period is extended by Landlord (in Landlord’s reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord’s tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to property operations. The proposed accountant is subject to Landlord’s reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord’s Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant’s auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant’s right to conduct an audit, Tenant’s auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.
     6.6. Definition of Rent. All costs and expenses other than Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed Additional Rent (which, together with the Base Rent, is sometimes referred to as Rent).
     6.7. Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.
     6.8. Net Lease. It is the intention of the parties hereto that this Lease shall be completely net to Landlord and shall not be terminable for any reason by Tenant, and that Tenant shall not be entitled to any abatement of or reduction in Rent or other amounts hereunder, except as herein expressly provided regardless of disturbance, prevention, interruption or inconvenience in the use and occupancy of the Premises from any cause whatsoever, whether within or beyond the present contemplations of the parties. With respect to the foregoing, any present or future law to the contrary is hereby waived by Tenant, and shall not alter this agreement of the parties.
7. LATE CHARGES.
If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) business days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord’s attorneys’ fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.
In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such Rent when due.
8. SECURITY DEPOSIT.
Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.15. as security for Tenant’s performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.
If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.
If Tenant monetarily defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in

Landlord’s sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after Notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant’s failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.
If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord’s option, to the last subtenant or assignee of Tenant’s interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease
9. TENANT’S USE OF THE PREMISES.
The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.
     9.1. Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.19. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.
     9.1.1. If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s consent to any change in Use shall not be construed as a consent to any subsequent change in Use.
     9.2. Observance of Law. Tenant shall not use or knowingly or recklessly occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant’s Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant’s Use or occupation. Further, Tenant shall, at Tenant’s sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant’s Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant’s employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12. hereof). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant. As of the date of execution of this Lease, to the best of Landlord’s knowledge, the Building is in substantial compliance with the applicable local building codes and the Americans With Disabilities Act of 1990, as amended (ADA).
     9.3. Insurance. Tenant shall not knowingly or recklessly permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.
     9.4. Nuisance and Waste. Tenant shall not knowingly or recklessly permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.
     9.5. Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer in connection with Tenant’s occupancy shall be paid by Tenant upon Landlord’s demand. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project.
     9.6. Hazardous Material.

     9.6.1. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid or solid material or waste (Hazardous Material), including without limitation, material or substance (a) having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity, or (b) which is listed on any applicable federal, state or local law, rule, regulation or ordinance, or (c) which has been determined by any state, federal or local governmental or public authority or agency to be capable of posing a risk of injury to health, safety or property.
     9.6.2. Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting or disposing of Hazardous Material whether or not consent to same has been granted by Landlord. Tenant’s indemnification, duty to defend and hold harmless obligations include, without limitation (a) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or any federal, state, county or municipal law, ordinance or regulation, including, without limitation, any subsequent tenant or owner of the Premises or adjacent property, (b) claims liabilities, costs or expenses pertaining to the cleanup or containment of Hazardous Material, the identification of the pollutants in the Hazardous Material, the identification of the scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, (c) all costs and fees incurred in defending such claims, and (d) all costs or losses to Landlord arising from inability or delay in selling or leasing the Premises after the expiration of the Lease, including, without limitation, reduction in the market value of the Premises, Building or Project. Tenant shall comply at its sole cost, with all laws pertaining to such Hazardous Material. Tenant’s hold indemnification, duty to defend and hold harmless obligations hereunder shall survive the expiration or sooner termination of this Lease.
     9.6.3. Tenant shall provide to Landlord a copy of any permit applications and/or permits issued by any governmental agency concerning Tenant’s use or generation of Hazardous Material on or about the Premises.
     9.6.4. In the event Landlord grants Tenant permission to so bring, allow, use, permit, generate, create, emit or dispose Hazardous Material as set forth in Section 9.6.. above (a) Tenant shall provide to Landlord on an annual basis a report from a person who is, to Landlord’s reasonable satisfaction, appropriately qualified or licensed as an expert in the field of hazardous materials laws compliance matters, certifying that Tenant is complying with all applicable governmental statutes and regulations concerning Hazardous Material, and that there have been no spills or contamination by Tenant at the Premises that have not been fully corrected and cleaned up and, (b) prior to any such bringing, allowing, using permitting, generating, creating, emitting or disposing of Hazardous Materials, Tenant shall provide proof satisfactory to Landlord that tests prove there was existing contamination by such Hazardous Material (which was not the result of acts or omissions of Tenant) or if Tenant fails to provide such proof it shall be conclusively presumed between the parties that any such contamination thereafter existing at, on or emitted from the Premises was caused solely by Tenant.
     9.6.5. In the event of contamination by Hazardous Material at, from, of or around the Premises, the Building or the Project, the cleanup of which is the responsibility of Tenant, Tenant shall promptly take all actions necessary, at Tenant’s sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such Hazardous Material. Tenant shall first obtain Landlord’s approval of the proposed remedial action and shall keep Landlord informed during the process of remediation. Landlord may require within fifteen (15) days after written notification from Landlord, that Tenant post a bond or other adequate security to the benefit of Landlord, in an amount equal to Landlord’s estimate of costs for cleaning up the contamination. The posting of the bond does not relieve Tenant from fulfilling its responsibility to clean up the contamination. After the contamination has been cleaned up and certified, as set forth above, the bond or other adequate security shall be returned to Tenant.
       9.7. Use of Common Area. Tenant is hereby granted, for so long as it is not in default hereunder, a non-exclusive license to use in common with other occupants of the Building or Project, if any, such facilities within or without the Building which are designated from time to time for the general use, benefit or convenience of Tenant and the other tenants or occupants of the Building or Project or their employees, customers, authorized representatives or invitees. Tenant shall use the Common Area in conformity with the reasonable rules and regulations and changes thereto from time to time promulgated by Landlord governing the use, maintenance, management, and operation of said Common Area. The manner and nature of the installation and maintenance of the Common Area shall be subject to the sole discretion of Landlord but in no way will the maintenance of the Common Area be of a quality or nature that is materially less than that as of the date of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location and extent of same provided that any such change shall be after Notice to Tenant so long as the changes do not materially and adversely affect Tenant’s use of the Common Areas, except as may be required by law or government agencies. Landlord further retains the right to temporarily close the Common Area from time to time in order to prevent a dedication thereof or for the making of repairs or performance of maintenance.

10. SERVICES AND UTILITIES.
Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, heating, air conditioning and other ventilation, janitorial, water, sewage, telephone service, trash collection, including any taxes thereon, and for all connection charges, except for those utility and services Landlord is to acquire for the account of the tenants to service the Common Area.
Landlord may choose, in Landlord’s reasonable discretion, the company or companies that will provide all electricity (or any other utility) to the Common Areas of the Building and Project], and, in such event, Tenant shall pay for electric current (or such other utility) supplied to, or used, in the Premises at the rate prevailing for Tenant’s class of use as established by such company or companies. Electric current (or such other utility) shall be measured in the manner set forth above and shall be billed by Landlord as Additional Rent and paid by Tenant on a monthly basis. If permitted by law, Landlord shall have the right, in Landlord’s reasonable discretion, at any time and from time to time during the Term, to switch providers of any such utility. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises. Notwithstanding anything herein to the contrary, the Premises / Building shall be separately metered, and Tenant shall contract for, and pay directly for, such utilities.
Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant’s electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant’s electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant’s electricity provider.
Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of, (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.
11. REPAIRS AND MAINTENANCE.
      11.1. Landlord’s Obligations. Landlord shall make structural repairs except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises and Common Areas not the obligation of Tenant or of any other tenant in the Project.
      11.2. Tenant’s Obligations.
     11.2.1. Tenant shall, at Tenant’s sole expense and except for services furnished by Landlord pursuant to Section 10. hereof, maintain the Premises in good order, condition and repair. For the purposes of this Section 11.2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment (Tenant shall procure and maintain at Tenant’s expense a heating and air conditioning system maintenance contract and shall promptly deliver a copy of such contract to Landlord); all plumbing, pipes and fixtures; electrical switches and fixtures in the Building; internal wiring as it connects to the ICN, if applicable; and Building Standard Tenant Improvements, if any, normal wear and tear excepted.
     11.2.2. Tenant shall be responsible for all repairs and alterations in and to the Premises / Building of a non-structural nature, including plumbing, mechanical and electrical systems, unless negotiated by Landlord and Tenant in advance, and systems thereof to the reasonable satisfaction of Landlord, the need for which arises out of (a) Tenant’s use or occupancy of the Premises/ Building, (b) the installation, removal, use or operation of Tenant’s Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant’s Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.
     11.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

     11.3. Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2. are deemed restated here.
     11.4. Notice of Defect. If it is Landlord’s obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises and Landlord shall timely repair such defect.
     11.5. Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s conduct of its business in the Premises.
12. CONSTRUCTION, ALTERATIONS AND ADDITIONS.
     12.1. Landlord’s Construction Obligations. Tenant accepts Premises in its As Is and Where Is Condition and Landlord has no obligation to perform any Work to the Premises.
     12.2. Tenant’s Construction Obligations. Tenant shall perform Tenant’s Work to the Premises as described in Exhibit “D” and shall comply with all of the provisions of this Section 12.
     12.3. Tenant’s Alterations and Additions. Except as provided in Section 12.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises or Building, provided that Tenant may make interior non-structural additions, alterations or improvements thereto up to a maximum of $25,000.00 per calendar year, provided that such items would not affect the plumbing, mechanical or electrical systems of the Premises or Building, and would not be visible outside of the Premises. Landlord’s consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All of Tenant’s Work described in Exhibit “D”, as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord “as-built” plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor’s and subcontractor’s insurance coverage for Builder’s Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers’ compensation, employer’s liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.
     Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 12.3. shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.
     12.4. Payment. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 12.2. and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.
     Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements of a non-structural nature to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time with prior telephonic notice to Tenant when practicable.
     12.5. Property of Landlord. Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3., provided, however, Tenant’s equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 12.2.
13. LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.
     13.1. Leasehold Improvements. All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises during the Term of the Lease (Leasehold Improvements) of a non-structural nature, including plumbing, mechanical and electrical systems, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2., unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant exclusive of initial buildout as set forth in Exhibit “D”. Notwithstanding anything herein to the contrary, Tenant shall not be required to remove the Tenant Improvements set forth in Exhibit “D” (except as noted) attached hereto. In such case, Tenant, at Tenant’s sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.
     13.2. Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant’s Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.
14. INDEMNIFICATION.
     14.1. Tenant Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant’s use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord’s request, Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, attorneys’ fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the gross negligence or willful misconduct of Landlord or its authorized agents.
     14.2. Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property or Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the sole result of Landlord’s, or it’s agents and employees, gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.
Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord’s discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.
15. TENANT’S INSURANCE.
     15.1. Insurance Requirement. Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.
Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best’s rating of not less than A: VII, or equivalent (as reasonably determined by Landlord) if the Best’s rating system is discontinued.
Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a “binder” of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord’s lender (if such lender’s address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant’s insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant’s insurance and shall not contribute with it.
     15.2. Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant’s Use or occupancy of the Premises, Landlord determines, in Landlord’s reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant’s expense in accordance with the terms of this Section 15.
    15.2.1. Commercial General Liability (St Paul Fire and Marine Insurance Company Form #43600) which shall cover liability arising from Tenant’s Use and occupancy of the Premises, its operations therefrom, Tenant’s independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.
    15.2.2. Workers’ Compensation insurance as required by law, and Employers Liability insurance.
    15.2.3. Commercial Property Insurance (St Paul Fire and Marine Insurance Company Form #F0068) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12. hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant’s Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.
    15.2.4. Business Auto Liability.
Landlord shall, during the Term hereof, maintain in effect similar insurance on the Building and Common Area.
    15.2.5. Business Interruption and Extra Expense Insurance.
     15.3. Minimum Limits of Insurance. Tenant shall maintain limits not less than:
    15.3.1. Commercial General Liability: $1,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.
    15.3.2. Employer’s Liability: $1,000,000 per accident for bodily injury or disease.
    15.3.3. Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.
    15.3.4. Business Auto Liability: $1,000,000 per accident.
    15.3.5. Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.
     15.4. Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.
     15.5. Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 15. are deemed inadequate by Landlord or Landlord’s lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord’s lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three (3) years.
     15.6. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.
     15.7. Landlord’s Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a twenty-five percent (25%) service charge.

16. DAMAGE OR DESTRUCTION.
     16.1. Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord’s opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.
     Notwithstanding anything in Section 16. to the contrary, Landlord hereby agrees that, with respect to any damage or destruction in the Premises or Building, it shall exercise good faith in timely applying for building permits in the event that it is required, or elects, to repair or rebuild the damaged area.
     Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1., “partial damage or destruction” shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord’s reasonable discretion.
     16.2. Repair of Premises in Excess of One Hundred Eighty Days. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary tor Tenant’s occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.
     16.3. Repair Outside Premises. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s opinion repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.
     16.4. Tenant Repair. If the Premises are to be repaired under this Section 16., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property (as well as reconstructing and reconnecting Tenant’s internal telecommunications wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.
     16.5. Election Not to Perform Landlord’s Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within twenty (20) days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.
     16.6. Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.
17. EMINENT DOMAIN.
     17.1. Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

     17.2. Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant’s Proportionate Share shall be equitably adjusted.
     17.3. Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property and damage to Leasehold Improvements installed at the sole expense of Tenant.
     17.4. Landlord’s Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other Leasehold Improvements.
18. ASSIGNMENT AND SUBLETTING.
No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.
     18.1. No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.
    18.1.1. For purposes of this Section 18., the following shall be deemed an assignment:
      18.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;
      18.1.1.2. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.
     18.2. Landlord’s Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant’s request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld. In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Project. Landlord’s consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use. Landlord agrees that it will respond within 45 days from the receipt of a complete request and information package.
    18.2.1. Landlord’s approval shall be conditioned, among other things, on Landlord’s receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:

      18.2.1.1. that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;
      18.2.1.2. that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10. hereof and will not disturb or be detrimental to other tenants of Landlord;
      18.2.1.3. whether the proposed assignee’s use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and
      18.2.1.4. that assumption or assignment of such lease will not disrupt any tenant mix or balance in the project.
    18.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;
    18.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;
    18.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;
    18.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), minus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.
If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant’s interest in this Lease shall be deemed effective until the terms and conditions of this Section 18. have been fulfilled.
     18.3. Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.
     18.4. Conversion to a Limited Liability Entity. Notwithstanding anything contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a “Successor Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may not be unreasonably, withheld, conditioned or delayed.
    18.4.1. Notwithstanding the preceding paragraph, Landlord agrees not to unreasonably withhold or delay such consent provided that:
      18.4.1.1. The Successor Entity succeeds to all or substantially all of Tenant’s business and assets;
      18.4.1.2. The Successor Entity shall have a tangible net worth (Tangible Net Worth), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

18.4.1.3. Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the propose effective date of such conversion.
     18.5. Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Three Hundred and 00/100 Dollars ($300.00) plus costs and other reasonable expenses incurred by Landlord in connection with each such act or request, if any.
Notwithstanding the provisions of this Section 18., so long as Tenant’s Use does not change, Tenant shall have the right to assign the Lease without Landlord’s consent to: I) Tenant’s wholly-owned subsidiary; ii) Tenant’s parent corporation; or iii) the surviving entity if Tenant merges or consolidates, provided that the surviving entity has a net worth at least equal to that of Tenant prior to such merger or consolidation. In the event of such an assignment, Tenant shall provide Landlord prior written notice of the assignment and the forwarding address of the assignor, if applicable. Nothing contained herein shall releive Tenant (or the assignor, as the case may be) of its obligations under the lease.
19. DEFAULT.
     19.1. Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.
    19.1.1. If Tenant abandons the Premises.
    19.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) days after receipt of Notice thereof from Landlord to Tenant.
    19.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.
    19.1.4. Intentionally omitted.
    19.1.5. Tenant’s failure to provide any document, instrument or assurance as required by Sections 12., 15., 18. and/or 35. if the failure continues for five (5) business days after receipt of Notice from Landlord to Tenant.
    19.1.6. To the extent provided by law:
      19.1.6.1. If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant’s Property; or
      19.1.6.2. If Tenant or Tenant’s Guarantor makes a general assignment for the benefit of creditors; or
      19.1.6.3. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or
      19.1.6.4. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so); or
      19.1.6.5. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 19.1.6.1. through above.
     19.2. Landlord Remedies. In the event of Tenant’s default hereunder, and after any and all cure periods expressly set forth herein then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord’s option and without further notice or demand of any kind, to do the following:
    19.2.1. Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

     19.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or
     19.2.3. Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.
If Landlord reenters the Premises under the provisions of Sections 19.2.2. or 19.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.
     19.3. Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 19.2., Landlord may recover as damages from Tenant the following:
     19.3.1. Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus
     19.3.2. Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus
     19.3.3. Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent tor the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus
     19.3.4. Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.
“The worth at the time of the award” as used in Sections 19.3.1. and 19.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).
     19.4. Landlord’s Right to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.
     19.5. Landlord’s Default. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord fails to commence to cure within that thirty (30) day period and diligently prosecute to completion, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord’s right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

     19.6. Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.
     19.7. Tenant’s Right to Cure Landlord’s Default. If, after Notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord’s expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises in good order, condition and repair.
20.	WAIVER.
No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).
No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.
Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.
Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.
21.	SUBORDINATION AND ATTORNMENT.
This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.
Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.
In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease.
Notwithstanding anything herein to the contrary, Landlord hereby agrees to use reasonable efforts, at no cost to Landlord, to assist Tenant in obtaining a commercially reasonable subordination, nondisturbance and attornment agreement (“SNDA”) from any present or future lender on the Building.
22.	TENANT ESTOPPEL CERTIFICATES.
     22.1. Landlord Request for Estoppel Certificate. Within ten (10) business days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

     22.2. Failure to Execute. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month’s Rent has been paid in advance.
23.	NOTICE.
Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord’s Address for Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant’s Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.
24.	TRANSFER OF LANDLORD’S INTEREST.
In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord’s obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.
25.	SURRENDER OF PREMISES.
     25.1. Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section 12.3. and/or from Tenant’s use or from the removal of Tenant’s Property pursuant to Section 13.2. shall be repaired (in accordance with Landlord’s reasonable direction) no later than the Expiration Date by Tenant at Tenant’s sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.
     25.2. Failure to Deliver Possession. If Tenants fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section 12.3., Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.
     25.3. Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.
26.	HOLDING OVER.
Tenant shall not occupy the Premises after the Expiration Date without Landlord’s consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to the greater of one hundred fifty percent (150%) of the fair market rental value of the Premises (as reasonably determined by Landlord) or two hundred percent (200%) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. The tenancy may be terminated by either party by delivering a thirty (30) day Notice to the other party. Nothing contained in this Section 26. shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.
27.	RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “E” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project.
28.	CERTAIN RIGHTS RESERVED BY LANDLORD.
Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant’s use or possession of the Premises.
     28.1. Name. To name the Building and Project and to change the name or street address of the Building or Project.
     28.2. Signage. To install and maintain all signs on the exterior and interior of the Building and Project. Notwithstanding anything herein to the contrary, the foregoing Section 18.2 shall not be construed as limiting Tenant’s right to install its signage as set forth in Section 38.
     28.3. Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s files, vaults and safes.
     28.4. Physical Changes. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant.
     28.5. Inspection. At any time during the Term, and on prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.
     28.6. Entry. To enter the Premises for the purpose of making reasonable and necessary inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.
     28.7. Common Area Regulation. To exclusively regulate and control use of the Common Area.
29.	ADVERTISEMENTS AND SIGNS.
     Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord. Notwithstanding anything herein to the contrary, the foregoing Section 28.2 shall not be construed as limiting Tenant’s right to install its signage as set forth in Section 38.
30.	RELOCATION OF PREMISES.
Intentionally omitted.
31.	GOVERNMENT ENERGY OR UTILITY CONTROLS.
In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.
32.	FORCE MAJEURE.
Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease unless Tenant is prevented or delayed from taking occupancy of the Premises as specified in this Lease.
33.	BROKERAGE FEES.
Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.8. of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.
34.	QUIET ENJOYMENT.
Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.
35.	INTENTIONALLY OMITTED.

36.	MISCELLANEOUS.
     36.1. Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.
     36.2. Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.
     36.3. Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding. If Tenant is obligated to pay such fees and costs, they shall be deemed Additional Rent.
     36.4. Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.
     36.5. Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.
     36.6. Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.
     36.7. Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.
     36.8. Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity mat constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.
     36.9. Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or

Tenant’s Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).
     36.10. Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.
     36.11. Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.
     36.12. Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, financial statements reflecting Tenant’s current financial condition but not more than once per calendar year unless Tenant is in Default or Landlord is refinancing the Building or Project or offering the same for sale. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.
     36.13. Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.
     36.14. Prior Agreements; Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit “E” attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.
This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.
Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.
     36.15. Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.
     36.16. Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.
     36.17. Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.
     36.18. Time Is of the Essence. Time is of the essence of this Lease.
     36.19. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.
     36.20. Consent to Press Release. Landlord and Tenant may, after the Lease is fully executed, issue a press release limited to only the following information: (i) Tenant’s name and the nature of Tenant’s business; (ii) the Term; (iii) the square footage leased and the Building name and location; (iv) the name of the brokers who represented Landlord and Tenant; and (v) such other general information as may be customarily included in similar press releases. Tenant hereby consents to such a press release.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.
LANDLORD:
GLENBOROUGH FUND IX LLC
a Delaware limited liability company

By:	GRT IX, Inc.,
a Delaware corporation
Its Managing Member

	By:	/s/ Sandra L. Boyle

		Its:	Exec. Vice President

TENANT:

OPTELECOM, INC.
a Delaware corporation

	By:	/s/ Edmund Ludwig

Its: President & CEO

By:

Its:

ADDENDUM TO LEASE BETWEEN
Glenborough Fund IX LLC (Landlord)
and Optelecom, Inc. (Tenant)
Dated September 17, 2002
37.	TENANT IMPROVEMENTS
Section 37. adds to and amends the Lease as follows:
Tenant shall construct tenant improvements in the Premises in accordance with the Work Letter, as approved by Landlord and Tenant, attached to, or to be attached to, the Lease as Exhibit D. Construction of tenant improvements shall be subject to the following terms and conditions.
a.	Tenant shall obtain, at Tenant’s sole cost and expense (except as otherwise set forth in subsection (i.), all space plans, if any, for the Premises as well as all necessary permits for construction of tenant improvements from municipal authorities and provide Landlord with satisfactory evidence of such permits.

b.	Prior to commencement of construction, Tenant shall submit to Landlord a copy of all contracts entered into relating to the performance of the tenant improvement work. Tenant shall also provide Landlord with evidence that Tenant’s general contractor is licensed and qualified to do business in the State of Maryland.

c.	Tenant’s general contractor shall provide Landlord with a Certificate of Insurance: i) naming Landlord, and any parties designated by Landlord, as additional insureds, as their respective interests may appear; ii) evidencing general liability, owners and contractors protective (“OCP”) liability, and property damage insurance with respect to construction of improvements in the Premises of not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily injury, death and property damage liability; and iii) evidencing Workers’ Compensation insurance in compliance with Maryland law.

d.	Landlord reserves the right to enter the Premises to post such notices as Landlord deems necessary.

e.	During construction, Landlord shall have the right of reasonable inspection. The Work Letter may not be changed or altered without Landlord’s prior written consent if such change would result in changes to the structural aspects of the construction.

f.	Tenant shall take all reasonable steps necessary to ensure that the work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Project. Tenant shall ensure that the work area is kept clean and that construction material does not block any corridor, hallway, driveway, parking area or other passageway commonly used by other tenants. Tenant shall bring construction material to the Project and Premises in the manner, and during the time periods, reasonably imposed by Landlord. Tenant shall be responsible for all clean-up of the work area and surrounding exterior areas, if necessary. All refuse shall be removed from the Project and shall be disposed of in an approved sanitation site. Project trash containers may not be used for construction related activities or disposal.

g.	Tenant shall diligently commence and pursue construction of the tenant improvements to completion. Upon completion, Tenant shall obtain, and provide Landlord with the Certificate of Occupancy, other final approvals from appropriate municipal authorities, if applicable, and lien releases.

h.	Landlord shall contribute a maximum of $510,000.00 (the “Allowance”) toward the cost of construction of the tenant improvements in the Premises. Landlord shall distribute the Allowance to Tenant approximately thirty (30) days after Landlord’s receipt of invoices and final lien releases for such work based upon a percentage of completion method using AIA payment request documents and monthly draw requests. Draw requests can be made no earlier than December 1, 2002 and no more frequently than monthly and shall be accompanied by appropriate lien releases from contractors, sub-contractors and materialmen. Up to $150,000.00 of the Allowance may be used to pay (i) for voice and data cabling installed in the Premises, and (ii) to move Tenant’s furniture and equipment and install it in the Premises.

i.	In addition to the Allowance, Landlord shall contribute an amount not to exceed $6,000.00 toward the cost of architectural space planning and “test fit” services for Tenant.
38.	EXTERIOR SIGN
Section 38. adds to and amends the Lease as follows:
So long as Tenant occupies a minimum of 15,000 square feet in the Building, Landlord grants Tenant the non-exclusive right to place one (1) lighted sign of Tenant’s name and/or logo near the top of the Building at a location to be mutually agreed upon by Landlord and Tenant. The location, appearance, specifications and method of installation of any such sign are subject to Landlord’s approval, as well as all applicable governmental codes, permits and other requirements. (Tenant may not install any sign by a method that would require the drilling of holes in any Building glass.)
Tenant’s exterior sign shall be designed, maintained, repaired and removed at Tenant’s sole cost and expense, in accordance with the terms and conditions of this Lease, by a licensed sign contractor. Tenant hereby assumes and acknowledges all responsibility for the sign, and Tenant shall obtain insurance for the sign pursuant to the terms of the Lease.
At the expiration or termination of the Term or of Tenant’s rights under this Section 38., Tenant shall promptly remove its sign and repair, to Landlord’s reasonable satisfaction, any damage caused by the sign or its removal.
39.	ROOFTOP ANTENNA
Section 39. adds to and amends the Lease as follows:
Tenant may install, operate and maintain an antenna and related ancillary equipment (collectively, the “Antenna”) on the roof of the building subject to the following terms and conditions.
a.	The location, configuration and amount of space for the Antenna shall be subject to Landlord’s prior written consent, as shall be the method and timing of installation. Tenant accepts the roof area in its “as is” condition. Tenant shall not puncture the roof without Landlord’s prior written consent. Tenant shall install pavers to allow access to the Antenna without damage to the roof.

b.	Tenant shall either pay directly to the provider or reimburse Landlord all charges for electricity or other utilities used in connection with Tenant’s operation of the Antenna.

c.	Tenant shall, at its expense, obtain any municipal, state or federal permits and/or licenses required for its operation of the Antenna and provide a current copy thereof to Landlord.

d.	Tenant shall obtain appropriate insurance for and assume full responsibility for the installation, operation, engineering and maintenance of all the equipment it installs. Tenant shall indemnify, defend and hold harmless Landlord from and against any and all costs (including reasonable attorneys fees), claims, damages, expenses and liability of any kind (including statutory liability, liability under Workers Compensation laws and mechanic’s liens) arising from, relating to or in connection with the installation, operation and management of the Antenna, any injury or death of any person or property damage due to any acts, omissions or negligence of Tenant, Tenant’s agents, employees, customers, contractors, and subcontractors in connection with the Antenna.

e.	All costs related to such installation, including, but not limited to, the cost of electrical equipment, antennas, mounting fixtures and engineering studies, will be at Tenant’s sole expense. All equipment or other property attached to or otherwise brought into or onto the Building shall be at all times the personal property of Tenant except that approved permanent modifications to Landlord’s property shall become the property of Landlord upon the expiration or termination of the Lease.

f.	Landlord retains the right to use or allow others to use space on the roof of the Building for the purpose of installing, operating and maintaining an antenna or satellite dish and related ancillary equipment. Tenant’s Antenna shall be installed so as not to interfere with the use or operation of communications equipment previously installed on the Building. When new equipment is subsequently installed on the Building, Landlord shall use reasonable efforts to insure that such installations do not interfere with the use or operation of Tenant’s Antenna.

g.	Tenant and/or its contractors, agents and subcontractors, may access the Antenna only at times approved by Landlord and with Landlord’s representative. In the event of an emergency, Tenant shall have the right to access the Antenna twenty- four (24) hours perday, seven (7) days per week and will reimburse Landlord for costs incurred providing emergency access to the Antenna.

h.	During the term of the Lease, Tenant shall keep the Antenna in good condition and repair. Upon termination or expiration of the Lease, Tenant shall remove the Antenna and all related equipment (except permanent modifications covered by section (e) above). Additionally, Tenant shall weather seal any and all holes left by the removal of said equipment and reimburse Landlord for the cost of repairing any other damage caused by removal of the equipment.
40.	OPTIONS TO EXTEND TERM
Section 40. adds to and amends the Lease as follows:
a.	Tenant shall have the option to extend the Term of this Lease beyond the Expiration Date on all of the provisions contained in this Lease, except Base Rent, for a five (5) year period (the “First Extended Term”) by giving Notice of its exercise at least twelve (12) months prior to the Expiration Date. Provided that, if an event of default has occurred and has not been cured by Tenant within applicable time periods set forth in the Lease, then this Option to Extend Term shall, at Landlord’s option, terminate.
b.	Specifically contingent upon Tenant exercising its first option to extend the Term of this Lease as set forth above, and then performing under the terms of the Lease accordingly, Tenant shall have a second option to extend the Term of this Lease beyond the expiration date of the First Extended Term on all of the provisions contained in this Lease, except Base Rent, for an additional five (5) year period (the “Second Extended Term”) by giving Notice of its exercise at least twelve (12) months prior to the expiration date of the First Extended Term. Provided that, if an event of default has occurred and has not been cured by Tenant within applicable time periods set forth in the Lease, then this Option to Extend Term shall, at Landlord’s option, terminate.

c.	Base Rent for each Extended Term shall be the then-prevailing market rate for lease renewals for comparable space in the local market. In no event, however, shall Base Rent be less than the Base Rent existing on the Expiration Date of the Term, or Extended Term, as the case may be.

d.	The parties shall have sixty (60) days after Landlord receives each option notice in which to agree on Base Rent for the Extended Term. If the parties agree on the Base Rent for such Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Base Rent and other pertinent terms and conditions.

If the parties are unable to agree on Base Rent for such Extended Term within that period, the option notice shall be of no effect and this Lease shall expire at the end of the Term, or Extended Term, as the case may be. Neither party to this Lease shall have the right to have a court or other third party set Base Rent.

e.	These Options to Extend Term are granted by Landlord to Optelecom, Inc. and are personal as to it and shall not be exercised or assigned, voluntarily or involuntarily, by or to any other person or entity. Any assignment of these Options to Extend Term without Landlord’s prior written consent are voidable, in Landlord’s sole discretion, and, at Landlord’s election, may constitute a default under the Lease.
41.	LETTER OF CREDIT
Section 41. adds to and amends the Lease as follows:
At any time within twelve (12) months of the Commencement Date, Tenant may elect to replace the cash Security Deposit set forth in Section 2.15. of the Lease and Section 42. of this Addendum with a Letter of Credit, subject to the following terms and conditions.
     (a) Tenant, at its sole cost and expense, shall provide and maintain a clean, irrevocable letter of credit in the amount of Two Hundred Fifty Five Thousand and Twenty Five Dollars ($255,025.00) from a bank satisfactory to Landlord. Such letter of credit shall name Landlord as the beneficiary, shall be for the entire initial Lease Term, and shall be in all respects satisfactory to Landlord.
     (b) If Tenant defaults in any of its obligations under the Lease, Landlord shall be entitled to draw upon the letter of credit to the extent necessary to cure such default or to cover any damages to Landlord or the Building or Premises caused thereby and use the proceeds thereof in any manner determined by Landlord to effect a cure of such default or compensate Landlord for such damage. Except to the extent any damages to Landlord shall have been mitigated by proceeds from the letter of credit, the right of Landlord to so draw upon the letter of credit under this paragraph shall not in any way diminish or alter the remedies otherwise available to Landlord under the Lease or at law or in equity.
     (c) If Landlord draws upon the letter of credit pursuant to subparagraph (b) of this Section 41., Tenant shall immediately replenish the letter of credit to increase the amount thereof to the original amount of the Letter of Credit as set forth hereinabove. Tenant’s failure to so replenish the letter of credit shall constitute a default under the Lease.
     (d) If the issuing bank’s credit quality drops below an investment grade credit rating, Landlord reserves the right to require Tenant to replace the original letter of credit with a substitute letter of credit from another bank acceptable to Landlord in its sole and absolute discretion, which letter of credit shall be clean and irrevocable and otherwise be subject to the same terms and conditions as the original letter of credit.
     (e) Landlord agrees to review Tenant’s financial condition as of December 31, 2004, and again as of December 31st of each succeeding calendar year. At the time of each such review, if Tenant proves to Landlord that (i) it’s net worth according to generally accepted accounting principles (GAAP) has exceeded $3.5 million for each of the three (3) consecutive preceding quarters; and (ii) it’s quarterly gross revenues have exceeded $3.75 million for each of the three (3) consecutive preceding quarters; and (iii) it’s net income exceeds $250,000.00 for each of the three (3) preceding consecutive quarters, then Tenant may reduce the principal amount of the Letter of Credit by twenty percent (20%) of the then existing principal amount. Notwithstanding anything herein to the contrary, in no event may Tenant reduce the principal amount of it’s Letter of Credit below $50,900.83.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to Lease as of the date first above written.
LANDLORD:
GLENBOROUGH FUND IX LLC,
a Delaware limited liability company

By:	GRT IX, Inc.,
a Delaware corporation
Its Managing Member

	By:	/s/ Sandra L. Boyle Its: Exec. Vice President
TENANT:
OPTELECOM, INC.,
a Delaware corporation

By:	/s/ Edmund Luding Its: President & CEO

By:

Its:

EXHIBIT A
FLOOR PLAN

26.09'
S 57°33'28" W
85.45'
S 26°11'47" W
N 63°48'13" W
33.34'
88.33'
S 26°11'47" W
EX. 15" RCP
EX. FH
EX. 21" RCP
EX. BUILDING #1
F.F. ELEV. = 504.00
EX. 5' CONC. SW
N 63°48'13" W
352.33'
EX. 8" W
EX. 5' CONC. SW
CONC. SW
EX. 15" RCP
EX. FH
EX. 15" RCP
EX. 21" RCP
498
496
494
492

EXHIBIT B
SITE PLAN

EXHIBIT “C”
Germantown Business Park
12920 Cloverleaf Dr.
BUILDING STANDARD MATERIALS / IMPROVEMENTS
1.	PLUMBING
—	Under slab 4” sewer connected to 6” sewer main.
2.	FIRE PROTECTION
—	8” Fire Main Line with double U.L. Check Valve and two OSY stop valves to 6” sprinkler main feeding sprinkler lateral lines to heads distributed to cover Shell building and turned up in accordance with NFPA 13 and 14.
3.	MECHANICAL
None
4.	ELECTRICAL
—       480 volt, 3 phase 1200 ampere service. Service trough with 1200 ampere cables for tap to tenant meter and distribution. Utility company provided meter and 100 ampere disconnect connected to 100 ampere main lug 277/480 volt 3 phase 4 wire panel for high voltage Common Area electrical equipment inclusive of 15 KVA transformer feeding 120/208 volt 3 phase 4 wire panel for low voltage Common Area electrical equipment.
5.	GAS
—	3” Main service, stop valve, and utility company provided meter into utility room.
6.	LIFE SAFETY
—	None.
7.	WATER
—       8” domestic water main into utility room with utility company provided meter and two stop valves connected to 2” domestic water service in Premises overhead.

EXHIBIT D
WORK LETTER AND DRAWINGS
Landlord retains final approving authority for any and all current or future construction and design documents produced for improvements or modifications made to the Tenant’s premises as well as any contractors or vendors contracted by Tenant to complete improvements to the premises.
Tenant accepts the premises in “as is” condition from Landlord. Landlord shall provide Tenant with an “Improvement Allowance” in accordance with Section 37 of the Addendum to Lease to be used toward the cost of completing Tenant’s improvements in the premises. Tenant shall be responsible for payment of any construction or modification costs above and beyond the Improvement Allowance provided by Landlord.
Tenant has identified a list of improvements to be completed in the premises. These improvements, upon final approval by the Landlord, will be incorporated as Exhibit D-l.
Optelecom, Inc.

EXHIBIT E
Germantown Business Park
RULES AND REGULATIONS
     Tenant shall, and shall ensure that Tenant’s agents, servants, employees, sublessees, contractors, licensees, invitees and guests, faithfully keep and observe and perform the following rules and regulations, and such other and further reasonable rules and regulations as Landlord may make, and which in Landlord’s judgment are needed for the general well being, safety, care and cleanliness of the Premises and the Building of which they are a part, together with their appurtenances, unless waived in writing by Landlord.
1.	The sidewalks, doorways, entries, passages, elevators, public corridors, stairways, and other parts of the Buildings and/or Project shall not be obstructed or used for any other purpose than ingress or egress to and from the Premises and for going from one part of the Building and/or Project to another. Tenant shall permit no loitering by any persons upon the common area or elsewhere within the Building and/or Project.

2.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Building without Landlord’s prior written approval.

3.	Tenant shall not install or permit the installation of any awnings, shades, mylar films or sun-filters, curtains, blinds, screens, signs or the like on windows without the prior written approval of the Landlord. If Landlord has approved and Tenant has installed or hereinafter installs any such items, Tenant shall not remove the same without Landlord’s prior written approval. No awning or other projections shall be attached to the outside walls or windows.

4.	Tenant shall not construct, maintain, use or operate within the Premises or elsewhere in the Building or on the Project, any equipment or machinery which produces music, sound or noise audible beyond the Premises, or vibrations or odors outside the Lease Premises.

5.	No signs, posters, advertisements, or notices shall be attached to, or placed on the exterior of the Building or the landscape areas, parking areas, or sidewalks of the Project without specific prior written permission of the Landlord.

6.	No animal, bird, reptile or creature of any kind except Seeing Eye dogs shall be brought into or kept in or about the Building and/or the Project.

7.	Tenant, or Tenant’s agents, shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Building and/or Project, nor use, bring, or store in the Building or Premises, any kerosene, gasoline, combustible, inflammable, explosive, or toxic substance, or any illuminating material, unless it is battery powered, UL approved.

8.	No additional locks or bolts of any kind shall be placed on any of the doors or windows by any Tenant, nor shall any changes be made to any existing locks or the mechanism thereof without the Landlord’s prior written approval. Tenant must, upon the termination of its tenancy, return to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. Should Tenant install a locking system that requires a code, such code shall be provided to the Landlord in writing, and all subsequent changes to the code will be provided in writing 24 hours prior to such change taking place.

9.	Tenant shall not store or permit its employees or agents to store any trash or other objects anywhere within the Building or on the Building’s property (other than within the Premises) without first obtaining Landlord’s written consent. Garbage, trash, rubbish, and refuse shall be kept in sanitary closed containers approved by Landlord so as not to be visible to the public within the demised area. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in trash enclosure areas, if any, provided for that purpose.

10.	The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, bags or other substances (including, without limitation, coffee grounds) shall be thrown therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant’s officers, agents, servants, and employees shall be paid by such tenant.

11.	Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than its pro rata share on a square foot basis of the design flow gallonage per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit(s) for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof. Tenant shall submit to the Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises; type of substance (liquid, gas, or granular); quantity used, stored or generated per year; method of disposal; permit number, if any, attributable to each substance, together with copies of all permits for such substance; and permit expiration date for each substance.

12.	Tenant shall not mark, paint, drill into or in any way deface any part of the building exterior.

13.	Tenant shall not use or occupy or permit any portion of the Premises, Building, and/or Project to be used or occupied for the storage, manufacture or sale of liquor, narcotics or drugs.

14.	Tenant will report all Common Area work requests directly to the property management office for the Building as designated by Landlord. Requirements of Tenant shall be attended to only upon application at the property management office for the Building. Building employees shall not be required to perform, and shall not be requested by any Tenant or occupant to perform any work unless under specific instructions from the property management office of the Building. Tenant shall not engage or pay any employees in the Building except those actually working for the Tenant in the Building.

15.	The Premises shall not be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises, Building, and/or Project.

16.	The Building and/or Project shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of secondhand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

17.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

18.	Landlord reserves the right to exclude or expel from the Project any person who, in the sole judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

19.	All contractors and technicians performing work for Tenant within the Building and/or Project shall be referred to Landlord for Landlord’s reasonable approval before performing such work. Such approval may require that the contractor provide evidence of insurance in sufficient types and quantities as Landlord may require and naming the Landlord and its agent(s) as additional insured entities under the contractor’s insurance policy. All work including, but not limited to, installation of telephones, telegraph equipment, electrical and electronic devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings or any other physical features of the Building, shall not be commenced prior to written approval by Landlord. This shall be subject to any government security laws or regulations that may be applicable because of any secret, confidential or restricted activities carried on by Tenant in the Premises. All such work shall be performed in accordance with all codes, regulations, laws, and ordinances that apply. Tenant and/or its contractor will provide a copy of any permit(s) necessary prior to commencement of work. Tenant is strictly prohibited from installing equipment of any kind in Building and/or Project common areas including but not limited to telephone, electrical, mechanical rooms as well as lobbies, corridors, and rest rooms. All such work shall be performed at Tenant’s sole expense.

20.	Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligations not to use more electricity than such safe capacity.

21.	All parking drives and areas, pedestrian walkways and other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time. Parking in the parking lot is intended for daily use only by Tenants, their employees, and visitors. Overnight or long-term parking of all vehicles is prohibited unless approved in writing by Landlord. No for sale or junk vehicles, recreational vehicles, house trailers, or commercial or industrial vehicles such as, but not limited to, moving vans, trucks, tractors, trailers, vans (excepting personal standard or mini-vans), wreckers, hearses, buses, boats, boating equipment, travel trailers, or camping equipment shall be regularly or habitually parked on the property. In the event a vehicle is disabled, it shall be removed within 48 hours. No vehicle services, including but not limited to, changing engine oil, replacing windshields, or vehicle washing will be permitted on the Property without the prior written approval of the Landlord.

22.	Directories may be placed by Landlord, at Landlord’s own expense, in conspicuous places in the Project. No other directories shall be permitted.

23.	Tenant shall not do anything, or permit anything to be done, in or about the Building and/or Project, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

24.	Tenant shall maintain the Premises free from rodents, insects and other pests. Each tenant shall cooperate with Project staff in keeping Building and/or Project neat and clean. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways, parking lots, patios, or landscaped areas.
25.	If any governmental license or permit shall be required for the proper and lawful conduct of tenant’s business, tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord’s inspection. Tenant shall at all times comply with the terms of any such license or permit.
26.	Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building and/or Project or any other portion of the Building and/or Project.
27.	Tenant will not display, paint, or place or cause to be displayed, painted or placed, any handbills, bumper stickers, or other advertising or promotional materials or devices on any vehicles parked in the parking areas of the Building and/or Project whether belonging to Tenant or to Tenant’s employees or agents or to any other person.
28.	Tenant shall use the Common Areas for ingress and egress only, and shall not use any portion of the Common Areas for business or promotional purposes, nor shall Tenant place any obstruction (including, without limitation, vending machines) thereon. Tenant shall not use, suffer, or permit to be used any part of portion of the Common Areas for any “quick-type service” of, among other things, cigarettes, food, beverages, ice cream, popcorn, candy, gum, or any other edibles, whether or not such “quick type service” is effected through machines or other dispensing devices.
29.	Tenant shall not use or operate any electric or electrical devices or other devices that emit sound waves, loud or objectionable noise, or are otherwise dangerous to other tenants and occupants of the Project or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Project or elsewhere, or with the operation or roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.
30.	Tenant shall not use the name of the Building and/or Project or use pictures or illustrations of the Building and/or Project in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.
31.	Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant’s personal property by the janitors or any other employee or person. Any persons employed by any Tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the Property Manager (but not as an agent or servant of the Property Manager or of Landlord, and Tenant shall be responsible for all acts of such persons).
32.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises. The specific requirements of Tenant will be attended to only upon written application to the Property Manager.
33.	No sale or auction (public or private) will be permitted on the Premises or the Project. Canvassing, soliciting and peddling in the Project are prohibited, and each Tenant shall cooperate to prevent the same.
34.	Landlord shall have the right to make such other further reasonable rules and regulations as in the judgement of Landlord, may from time-to-time be needed for the safety, appearance, care, and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other tenants, but Landlord agrees to use reasonable efforts to enforce these rules with respect to all tenants and occupants of the Building.

AMENDMENT TO LEASE
     THIS AMENDMENT TO LEASE (“Amendment”) is made this 9th day of March, 2005 by and between 12920 CLOVERLEAF CENTER, LLC (“Landlord”) and OPTELECOM, INC. (“Tenant”).
RECITALS
     R-1. Glenborough Fund IX LLC, Landlord’s predecessor in interest, and Tenant entered into Lease dated September 17, 2002 (“Lease”) for the lease of a certain building and premises located in Germantown, Maryland, as more particularly described in the Lease.
     R-2. Landlord and Tenant desire to amend the Lease to clarify certain provisions.
     NOW, THEREFORE, in consideration of the premises, mutual premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. PREMISES. The definition of “Premises” as set forth in Section 2.13 of the Lease is hereby deleted in its entirety and replaced with the following:
     All of the land and improvements located at 12920 Cloverleaf Center Drive, Germantown, Maryland, including the building containing approximately 30,000 square feet of Usable Area, as shown on Exhibit “A”.
     2. PROJECT. The definition of “Project” as set forth in Section 2.14 of the Lease is hereby deleted in its entirety and replaced with the following:
The building which is part of the Premises (the “Building”) and any other buildings or improvements located on the real property located at 12920 Cloverleaf Center Drive, Germantown, Maryland (the “Property”).
     3. TENANT’S PROPORTION SHARE. The definition of “Tenant’s Proportionate Share” as set forth in Section 2.18 of the Lease is hereby deleted in its entirety and replaced with the following: 100%.
     4. OPERATING EXPENSES. The definition of “Operating Expenses” as set forth in Section 6.4.1 of the Lease is hereby amended to add the following additional specific category of expenses which shall be included in Operating Expenses: Any and all sums paid by Landlord as the owner of the Property pursuant to the terms of the certain Declaration of Covenants, Conditions and Restrictions for Cloverleaf Commercial Association recorded in Liber 28306 at folio 723 among the Land Records of Montgomery County, Maryland, and any amendments, modifications, extensions, replacements or substitutions to or for such Declaration of Covenants, Conditions and Restrictions.

     5. PARKING. Section 2.12 of the Lease is hereby amended to specify that the fourteen (14) parking spaces of which Tenant has exclusive use shall be located on the Property.
     6. NO MODIFICATION. Except as specifically modified herein, the Lease shall remain in full force and effect.
     7. AUTHORITY. The parties hereby represent that the undersigned signatories have been duly authorized on behalf of each respective party to enter into this Amendment in accordance with the terms and conditions set forth herein, and, upon request, each party shall deliver to the other party appropriate evidence of the accuracy of the foregoing representation.
     IN WITNESS WHEREOF, the parties have executed this Amendment under seal as of the date first above written.

WITNESS/ATTEST	LANDLORD:

12920 CLOVERLEAF CENTER, LLC

	By:	/s/ Donald J. Drew (SEAL)

	Name:	Donald J. Drew
	Title:	Managing Member

TENANT:

OPTELECOM, INC.

/s/ Kerstin Mahoney	By:	/s/ Edmund Ludwig (SEAL)

	Name:	Edmund Ludwig
	Title:	President & CEO